TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on November 17, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	125,811	22.939 (1)	11/3/2025
Common Stock	209,684	21.802 (2)	11/5/2025
Call Option (Exercise Price $20, Expiration 11/21/25)**	13,000 contracts relating to 1,300,000 shares	1.867	11/6/2025
Common Stock	283,892	20.315 (3)	11/7/2025
Call Option (Exercise Price $25, Expiration 12/19/25)**	9,621 contracts relating to 962,100 shares	0.426 (4)	11/11/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	(4,811) contracts relating to (481,100) shares	3.431	11/11/2025
Common Stock	202,781	17.213 (5)	11/11/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	(4,810) contracts relating to (481,000) shares	4.302	11/12/2025
Call Option (Exercise Price $22, Expiration 2/20/26)	(50,776) contracts relating to (5,077,600) shares	1.010	11/13/2025
Put Option (Exercise Price $12, Expiration 2/20/26)	(50,776) contracts relating to (5,077,600) shares	1.145	11/13/2025
Call Option (Exercise Price $17, Expiration 2/20/26)	50,776 contracts relating to 5,077,600 shares	2.229	11/13/2025
Common Stock	202,781	15.245 (6)	11/13/2025
Put Option (Exercise Price $14, Expiration 12/19/25)	34,175 contracts relating to 3,417,500 shares	1.037	11/14/2025
Put Option (Exercise Price $10, Expiration 12/19/25)	(34,175) contracts relating to (3,417,500) shares	0.161	11/14/2025
Call Option (Exercise Price $23, Expiration 2/20/26)	(11,012) contracts relating to (1,101,200) shares	1.009	11/14/2025
Common Stock	150,000	14.813 (7)	11/17/2025

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	24,189	22.939 (8)	11/3/2025
Common Stock	40,316	21.802 (9)	11/5/2025
Common Stock	54,580	20.315 (10)	11/7/2025
Call Option (Exercise Price $25, Expiration 12/19/25)**	1,872 contracts relating to 187,200 shares	0.426 (11)	11/11/2025
Common Stock	38,985	17.213 (12)	11/11/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	(1,872) contracts relating to (187,200) shares	4.302	11/12/2025
Common Stock	38,985	15.245 (13)	11/13/2025

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Call Option (Exercise Price $30, Expiration 1/16/26)	(1,323) contracts relating to (132,300) shares	1.445	11/3/2025
Call Option (Exercise Price $30, Expiration 1/16/26)	(3,087) contracts relating to (308,700) shares	1.445	11/3/2025
Put Option (Exercise Price $21, Expiration 1/16/26)	720 contracts relating to 72,000 shares	2.610	11/3/2025
Put Option (Exercise Price $21, Expiration 1/16/26)	1,680 contracts relating to 168,000 shares	2.610	11/3/2025
Common Stock	(24,000)	22.850 (14)	11/3/2025
Common Stock	(56,000)	22.850 (15)	11/3/2025
Common Stock	3,458	20.315 (16)	11/7/2025
Common Stock	8,070	20.315 (17)	11/7/2025
Call Option (Exercise Price $25, Expiration 12/19/25)**	152 contracts relating to 15,200 shares	0.426 (18)	11/11/2025
Call Option (Exercise Price $25, Expiration 12/19/25)**	355 contracts relating to 35,500 shares	0.426 (19)	11/11/2025
Common Stock	2,470	17.213 (20)	11/11/2025
Common Stock	5,764	17.213 (21)	11/11/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	(152) contracts relating to (15,200) shares	4.302	11/12/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	(355) contracts relating to (35,500) shares	4.302	11/12/2025
Common Stock	2,470	15.245 (22)	11/13/2025
Common Stock	5,764	15.245 (23)	11/13/2025

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.
(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.70 to $23.00, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (23).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.465 to $21.945, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.17 to $20.53, inclusive.
(4) The purchase price is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.37 to $0.44, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.985 to $17.34, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.135 to $15.446, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.78 to $14.84, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.70 to $23.00, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.465 to $21.945, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.17 to $20.53, inclusive.
(11) The purchase price is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.37 to $0.44, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.985 to $17.34, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.135 to $15.446, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.75 to $22.95, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.75 to $22.95, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.17 to $20.53, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.17 to $20.53, inclusive.
(18) The purchase price is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.37 to $0.44, inclusive.
(19) The purchase price is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.37 to $0.44, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.985 to $17.34, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.985 to $17.34, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.135 to $15.446, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.135 to $15.446, inclusive.